UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2004

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On November 12, 2004, The First Marblehead Corporation (the “Company”) entered into a registration rights agreement, dated as of November 3, 2004 (the “Registration Rights Agreement”), with The Alexander 2003 Investment Trust, Interlaken Investment Partners, L.P., The Roxbury Management Company, LLC, The Daniel M. Meyers 2003 Qualified Annuity Trust, Ralph M. and Janice A. James Family Irrevocable Trust, Leslie L. Alexander, Stephen E. Anbinder, William R. Berkley, Dort A. Cameron III, Ralph M. James, Daniel Maxwell Meyers and John C. Niles (collectively, the “Holders”).  The Holders are officers and directors of the Company, and entities affiliated with them, currently holding approximately 58% of the outstanding shares of common stock of the Company (the “Common Stock”).  The Holders entered into the Registration Rights Agreement in connection with the termination of the shareholders agreement described in Item 1.02 below.

                Pursuant to the terms of the Registration Rights Agreement, at any time after the Company becomes eligible to file a registration statement on Form S-3, a Holder or Holders holding shares of Common Stock may request that the Company effect the registration on Form S-3 of shares of Common Stock having an aggregate value of at least $100 million.  The Company has agreed to effect up to four such registrations and will pay the associated registration expenses, other than underwriting discounts, selling commissions and legal expenses of the selling stockholders.

                In addition, under the Registration Rights Agreement:

•                  The Holders, if requested, will enter into a 90-day lock-up agreement in connection with any underwritten offering pursuant to the Registration Rights Agreement or otherwise conducted by the Company.

•                  The Company will not grant subsequent registration rights, or rights to participate in a registered offering as a selling stockholder, without the prior written consent of (i) any Holder whose Registrable Shares (as defined in the Registration Rights Agreement) represent at least 10% of the voting power of all shares of Common Stock then outstanding and (ii) Holders holding Registrable Shares representing at least 50% of the voting power of all Registrable Shares then held by Holders.

                The Company’s obligations under the Registration Rights Agreement terminate upon the earliest of November 3, 2009, the date on which no Holder holds any Registrable Shares or a Company Sale (as defined in the Registration Rights Agreement).

                A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

                On November 12, 2004, the Holders delivered to the Company a termination agreement, dated as of November 3, 2004 (the “Termination Agreement”), for the termination of the shareholders agreement, dated as of December 21, 1995 (the “Shareholders Agreement”), among the Company and the parties thereto, including the Holders.

                The Shareholders Agreement, which was entered into prior to the Company’s initial public offering and filed with the SEC as Exhibit 10.38 to the Company’s registration statement on Form S-1 (File No. 333-108531), set forth various agreements with respect to the ownership, transfer and registration of shares of Common Stock.  Upon termination of the Shareholders Agreement, the Company agreed to enter into the Registration Rights Agreement described in Item 1.01 above.  The Holders are officers and directors of the Company, and entities affiliated with them, holding approximately 58% of the outstanding shares of Common Stock.

                A copy of the Termination Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

                (c)           Exhibits

                                10.1         Registration Rights Agreement, dated as of November 3, 2004, among the
                                                Company and the Holders

                                10.2         Termination Agreement, dated as of November 3, 2004, among the Holders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 12, 2004	By:	/s/ Donald R. Peck
Donald R. Peck Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of November 3, 2004, among the Company and the Holders

10.2	Termination Agreement, dated as of November 3, 2004, among the Holders